Exhibit 2.7

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "Agreement") is entered into as of this 6th day of December 2001, by and between The Newkirk Master Limited Partnership, a Delaware limited partnership ("MLP"), Lanmar Associates Limited Partnership, a Pennsylvania limited partnership ("Lanmar") and Newkirk Lanmar L.P., a Delaware limited partnership (the "Merger Sub").

                                    RECITALS:

      WHEREAS, the parties desire to effect the merger of Lanmar, with and into the Merger Sub (the "Merger") in accordance with the terms of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

As used in this Agreement, the following terms shall have the respective meanings set forth below:

"Accredited Partner" means a limited partner in Lanmar who MLP reasonably believes is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended.

"Agreement" means this Agreement, as amended from time to time.

"Code" means the Internal Revenue Code of 1986, as amended.

"Delaware RULPA" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Ct. (ss. 17-101, et. seq.)

"Distribution Percentage" of an LP Interest or GP Interest shall have the meaning ascribed to such term in the partnership agreement of Lanmar.

"Effective Time" has the meaning set forth in Section 2.4 below.

"GP Interest" shall mean a general partner interest in Lanmar.

"Limited Partner" means a limited partner of Lanmar.

"Liquidation Allocation" of an LP Interest or GP Interest shall mean the product of (a) the Distribution Percentage represented by such LP Interest or GP Interest and (b) $7,236,990.


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"LP Interest" shall mean a limited partner interest in Lanmar.

"Merger" has the meaning set forth in the first paragraph of the Recitals above.

"MLP" has the meaning set forth in the preface above.

"MLP Units" shall mean the units of limited partner interest of MLP.

"Non-Accredited Partner" means a Limited Partner who is not an Accredited
Partner.

"Parties" means the parties to this Agreement.

"Pennsylvania Act" means the Pennsylvania Revised Uniform Limited Partnership
Act.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or other entity.

"Surviving Partnership" has the meaning set forth in Section 2.1 below.

                                   ARTICLE II
                         MERGER; EFFECTIVE TIME; CLOSING

Section 2.1 Merger of Lanmar into Merger Sub.

At the Effective Time, Lanmar shall merge with and into the Merger Sub, and the separate existence of Lanmar shall cease. The Merger Sub shall be the surviving entity in the Merger (the "Surviving Partnership") and the existence of the Merger Sub, with all its rights, privileges, powers and franchises, and the partnership interests in the Merger Sub, shall continue unaffected and unimpaired by the Merger.

Section 2.2 Effect of the Mergers.

The Merger shall have the effects provided for in the Pennsylvania Act and the Delaware RULPA.

Section 2.3 Governing Instrument.

The limited partnership agreement and certificate of limited partnership of the Merger Sub as in effect immediately prior to the effective time shall be the limited partnership agreement and certificate of limited partnership, as the case may be, of the Surviving Partnership immediately following the Merger.

Section 2.4 Certificates of Merger; Effective Time.

Promptly after the date hereof, a certificate of merger evidencing the Merger shall be filed with the Secretary of State of the State of Delaware and with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania (each, a "Certificate of Merger"). The Certificates of Merger shall each provide that the Merger shall become effective at 12:01 a.m., Eastern Standard Time, on January 1, 2002 (the "Effective Time").


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                                   ARTICLE III
                       CONVERSION OF PARTNERSHIP INTERESTS

Section 3.1 Conversion of Partnership Interests Held By Accredited Partners.

      At the Effective Time:

      (a) The LP Interest of each Accredited Partner in Lanmar shall, by virtue of the Merger and without any action by the holder thereof, be converted into the number of MLP Units determined by dividing the Liquidation Allocation of such LP Interest by 100.

      (b) Each GP Interest shall, by virtue of the Merger and without any action by the general partner of Lanmar, be converted into the number of MLP Units determined by dividing the Liquidation Allocation of such GP Interest by 100.

Section 3.2 Conversion of LP Interest Held By Non-Accredited Partners.

At the Effective Time, the LP Interest of each Non-Accredited Partner shall be purchased by MLP for cash equal to 65% of the Liquidation Allocation of such LP Interest, and the LP Interest of each Non-Accredited Partner shall, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive said cash amount. If there are one or more Non-Accredited Partners in Lanmar, the transaction shall be treated by Lanmar and by MLP, respectively, as a sale of the LP Interest of each Non-Accredited Partner to MLP for said cash amount.

                                   ARTICLE IV
                                  MISCELLANEOUS

Section 4.1 Termination and Amendment.

At any time prior to the Effective Time, this Agreement and the Merger may be terminated by the mutual agreement of the parties hereto. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 4.2 Counterparts.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.


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Section 4.3 General Partner Actions.

The general partner of the Surviving Partnership shall be authorized, at such time as it deems appropriate in its full discretion, to execute, acknowledge, verify, deliver, file and record, for and in the name of the Surviving Partnership, and for and on behalf of Lanmar, any and all documents and instruments, and shall do and perform any and all acts required by applicable law or which such general partner deems necessary or advisable in order to effectuate the Merger.

Section 4.4 Choice of Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State without giving effect to conflicts of laws principles thereof.


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      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

                                  THE NEWKIRK MASTER
                                  LIMITED PARTNERSHIP

                                  By: MLP GP LLC, its general partner

                                  By: Newkirk MLP Corp., its manager

                                  By: /s/ Peter Braverman
                                      -----------------------------------
                                      Name: Peter Braverman
                                      Title: Executive Vice President


                                  NEWKIRK LANMAR L.P.

                                  By: Newkirk Lanmar GP LLC, its general partner

                                  By: MLP Manager Corp., its manager

                                  By: /s/ Peter Braverman
                                      -----------------------------------
                                      Name: Peter Braverman
                                      Title: Executive Vice President


                                  LANMAR ASSOCIATES LIMITED PARTNERSHIP

                                  By: Battan Associates,
                                      General Partner

                                  By: Battan I Limited Partnership,
                                      General Partner

                                  By: Battan Corp.,
                                      General Partner

                                  By: /s/ Peter Braverman
                                      -----------------------------------
                                  Name: Peter Braverman
                                  Title: Executive Vice President


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